ASSIGNMENT OF PATENT

      This Assignment is made this 1st day of May, 2006, between THE UNIVERSITY OF ALABAMA IN HUNTSVILLE, with offices at 301 Sparkman Drive NW, Huntsville, Alabama 35805 USA ("Assignor") and WORLD WASTE TECHNOLOGIES, INC., a California corporation with its principal place of business at 13520 Evening Creek Drive North, Suite 130, San Diego, California 92128 USA ("Assignee").

      WHEREAS, Assignor is the sole owner and record title holder of United States Patent No. 6,306,248 (the "Patent"); and

      WHEREAS, Assignee is desirous of acquiring the entire right, title and interest in and to, and record title of, the Patent; and

      WHEREAS, Assignor has agreed to sell, convey and assign the entire right, title and interest in and to the Patent to Assignee pursuant to the separate patent assignment agreement attached hereto as Exhibit A.

      NOW, THEREFORE, in consideration of good and valuable consideration, receipt whereof by Assignor is hereby acknowledged, Assignor hereby sells, assigns and transfers unto Assignee, its successors and assigns, its entire right, title and interest in and to the Patent and all associated patent rights, domestic and foreign, and all related domestic and foreign patent applications (and any resulting patents), including all continuations, divisions, revisions, extensions, reissues and reexaminations thereof, the inventions described therein, all patents and patent applications which claim priority of any of the Patent; together with all rights to profits, royalties and damages for past and future infringement of the Patent by any party and all rights to sue for and collect such profits, royalties and damages; the same to be held and enjoyed by Assignee for its own use and behoof, and for its successors and assigns, as fully and entirely as the same would have been held by Assignor had this assignment and sale not been made.

      EXECUTED this 1st day of May, 2006 at The University of Alabama in Huntsville, 301 Sparkman Drive NW, Huntsville, AL 35805 USA.

                                        ASSIGNOR:
                                        THE UNIVERSITY OF ALABAMA IN HUNTSVILLE


                                        Signature: /s/ Lawrence R. Greenwood
                                                   ----------------------------
                                        By:  Lawrence R. Greenwood, Ph.D.

                                        Its: Vice President for Research
STATE OF ALABAMA)

COUNTY OF MADISON) SS:


Before me on this 1st day of May, came Lawrence R. Greenwood, to me known to be the person named in the foregoing assignment and that the execution thereof is acknowledged to be his\her free act and deed.


                                                   /s/ Kerry Short Elmore
                                                   -----------------------------
     Seal                                               (Notary Public)


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                                    EXHIBIT A
                                    ---------

                           PATENT ASSIGNMENT AGREEMENT